Exhibit 23.1

[LETTERHEAD OF EHRHARDT KEEFE STEINER & HOTTMAN PC]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144102 and No. 333-156249) of Allied Nevada Gold Corp. (the “Company”) of our report dated March 11, 2010, relating to the consolidated financial statements of the Company included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

March 11, 2010